Exhibit 10.4
GMP Amendment Number 13
     This Separate GMP Amendment is executed this 13th day of April, 2007, by Gaylord National, LLC (“Owner”) and Perini Tompkins Joint Venture (“Construction Manager”) pursuant to the Agreement dated May 9, 2005 (“Agreement”) executed by the parties for the performance by the Construction Manager of certain construction work and construction management services for the Gaylord National Harbor Resort and Convention Center Project (“the Project”) as identified therein,
1.	Pursuant to the Agreement, Construction Manager hereby agrees that the Guaranteed Maximum Price (“GMP”) for the Work to be performed on the Project (including all Work under this GMP Amendment Number 13 and all Work previously authorized pursuant to GMP Amendments shall be $581,259,905 and that the GMP is accounted as follows: (a) the Preconstruction Services equals $350,000, (b) the Construction Manager’s Lump Sum General Conditions equals $24,459,680, (c) the Cost of the Work equals $524,933,005, (d) the Construction Manager’s Fee equals $17,526,399, (e) Contingency equals $13,740,264, (f) the Mock-up Room cost of Work equals $250,557).

OWNER		CONSTRUCTION MANAGER
GAYLORD NATIONAL, LLC		PERINI TOMPKINS JOINT VENTURE
By:	Gaylord Hotels, Inc. sole member

By:	/s/ David C. Kloeppel Name: David C. Kloeppel	By:	/s/ Mark Makary Name: Mark Makary
	Title: EVP		Title: Principal in Charge